Exhibit 8.3

广东基炻富仁律师事务所

55/F, SCIA Tower, 5033 Tinghai Blvd., Qianhai, Shenzhen, P.R. China

11 August, 2026

To:	CL Workshop Group Limited
Avenida da Amizade no. 1287
Chong Fok Centro Comercial, 13 E
Macau S.A.R

Re: Certain PRC Law Matters of CL Workshop Group Limited (the “Company”)

Dear Sir/Madam:

We are qualified lawyers of the People’s Republic of China (the “PRC”, for the purpose of issuing this opinion, excluding Hong Kong Special Administration Region, Macau Special Administration Region and Taiwan) and as such are qualified to issue this opinion with respect to all laws, regulations, statutes, rules, decrees, guidelines, notices, and judicial interpretations and other legislations of the PRC currently in force and publicly available as of the date hereof (hereinafter referred to as the “PRC Laws”).

We are acting as your PRC legal counsel in connection with the Registration Statement on Form F-1 (the “Registration Statement”), including the prospectus forming a part thereof, filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the resale, from time to time, by the selling shareholders identified in the Registration Statement of (i) up to 98,400,000 Class A ordinary shares, par value US$0.001 per share, represented by up to 12,300,000 American depositary shares (“ADSs”), each ADS representing eight Class A ordinary shares, and (ii) up to 295,200,000 Class A ordinary shares represented by up to 36,900,000 ADSs issuable upon exercise of the warrants described in the Registration Statement (collectively, the “Resale Securities”).

In connection with the Registration Statement, we have been asked to provide this opinion with respect to certain matters of PRC law referred to therein.

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广东基炻富仁律师事务所

55/F, SCIA Tower, 5033 Tinghai Blvd., Qianhai, Shenzhen, P.R. China

In our examination of the Documents and for the purpose of rendering this opinion, we have assumed without further inquiry or investigation:

(a)	the truthfulness, accuracy, completeness and fairness of all the Documents, as well as the factual representations, warranties and statements contained in such Documents;

(b)	the genuineness of all the signatures, seals and chops, and the authenticity of the Documents submitted to us as originals and the conformity with the originals of the Documents provided to us as copies and the authenticity of such originals;

(c)	that the Documents which have been presented to us have not been revoked, amended, varied or supplemented up to the date of this Opinion, except as noted therein;

(d)	that the Company and the PRC Group Companies have not withheld anything that, if disclosed to us, would reasonably cause us to alter this opinion in whole or in part;

(e)	that all parties thereto, other than the PRC Group Companies, have the requisite power and authority to enter into, and have duly executed, delivered and/or issued those Documents to which they are parties pursuant to the laws and regulations of the jurisdiction of its incorporation or organization, and have the requisite power and authority to perform their obligations thereunder; and

(f)	the due compliance with, and the legality, validity, effectiveness and enforceability of the Documents under, all laws other than the PRC Laws.

We do not purport to be experts on and do not purport to be generally familiar with or qualified to express legal opinions on any laws other than the laws of the PRC and accordingly express no legal opinion herein on any laws of any jurisdiction other than the PRC.

Based on the foregoing and subject to the qualifications set out below, we are of the opinion that the statements set forth in the Registration Statement under the headings “Prospectus Summary”, “Risk Factors”, “Material Income Tax Considerations—PRC Taxation”, “Recent Regulatory Developments in China”, “Permission Required from Relevant Authorities”, “Enforcement of Liabilities” and “Legal Matters”, in each case insofar as such statements describe or summarize PRC Laws, legal conclusions under PRC Laws, or descriptions of documents, agreements or proceedings governed by PRC Laws (for the avoidance of doubt, other than the financial statements and related notes therein, as to which we express no opinion), are true and accurate in all material aspects and fairly present and summarize, in all material respects, the matters referred to therein, and nothing has come to our attention, insofar as the PRC Laws are concerned, that causes us to believe that there is any omission which will render such statements misleading in any material respect.

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广东基炻富仁律师事务所

55/F, SCIA Tower, 5033 Tinghai Blvd., Qianhai, Shenzhen, P.R. China

In addition, we believe that no effective laws or regulations in the PRC explicitly require us to seek approval from any other PRC governmental authorities for our overseas listing plan, nor has our company or any of our subsidiaries received any inquiry, notice, warning or sanctions regarding our planned overseas listing from the CSRC or any other PRC governmental authorities.

As of the date hereof, the Company and its PRC subsidiaries have received from PRC authorities all requisite licenses, permissions or approvals needed to engage in the businesses currently conducted in China, and no permission or approval has been denied.

This opinion is subject to the following qualifications:

(1)	This opinion is subject to, in so far as it relates to the validity and enpreeability of a contract, (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws in the PRC affecting creditors’ rights generally; (ii) possible judicial, arbitral or administrative actions or any PRC Law affecting creditors’ rights; (iii) certain equitable, legal or statutory principles acting the validity and enforceability of contractual rights generally under the concepts of public interest, interest of the state, national security, reasonableness, good faith and fair dealing, applicable statutes of limitation; (iv) any circumstance in connection witmulation, execution or performance of any legal documents that would be deemed materially mistaken, clearly unconscionable, fraudulent, or coercionary at the conclusions ther(v) any possible judicial discretion, discretion of arbitration tribunal oative action affecting creditors’ rights or with respect to the availabilifications remedies, defenses or injunctive relief, the calculation of damages, the entitlement of attorneys’ fees and other costs, and the waiver of immunity from jurisdiction of any court or from legal process.

(2)	This opinion is subject to the discretion of any competent PRC legislative, administrative, judicial or arbitration tribunals in exercising their authority to change any PRC Laws or the implementation, interpretation or application thereof in any form.

(3)	This opinion relates only to PRC Laws and we express no opinion as to any other laws and regulations. There is no guarantee that any of PRC Laws, or the interpretation thereof or implementation thereof, will not be changed, amended, revoked or replaced in the immediate future or in the longer term with or without retrospective effect.

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广东基炻富仁律师事务所

55/F, SCIA Tower, 5033 Tinghai Blvd., Qianhai, Shenzhen, P.R. China

(4)	This opinion is intended to be used in the context which is specifically referred to herein and each paragraph should be looked at as a whole regarding the same subject matter and no part should be extracted and referred to independently.

Consent

This opinion is delivered by us in our capacity as the Company’s PRC legal advisers solely for the purpose of and in connection with the Registration Statement publicly submitted to the SEC on the date of this opinion and may not be used for any other purpose without our prior written consent, except as required by the applicable law or by the SEC or any regulatory agencies.

We hereby consent to the use of this Opinion in, and the filing hereof as an exhibit to, the Registration Statement, and to the reference to our name in such Registration Statement. In giving such consent, we do not thereby admit that we fall within the category of the persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Yours faithfully,
Guangdong Jishi Furen Law Firm
广东基炻富仁律师事务所

By:	/s/ Yao Li
Yao Li
姚丽
Partner

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